Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
August 7, 2013	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS SECOND QUARTER 2013 EARNINGS

Achieved second quarter operating revenues of $4.53 billion including core revenues(1) of $4.11 billion

Generated operating cash flow(2) of $1.86 billion, excluding special items; at top end of guidance

Achieved Adjusted Diluted EPS(2) of $0.69, excluding special items, compared to $0.65 in second quarter 2012

Generated Free Cash Flow(2) of $703 million, excluding special items and integration-related capital expenditures

Added more than 12,000 PrismTM TV subscribers during second quarter

Repurchased nearly 29 million shares, or 4.6% of December 31, 2012 outstanding shares, for approximately $1 billion from program inception through August 6, 2013

Updated full-year 2013 guidance

MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported solid operating revenues, operating cash flow and free cash flow for second quarter 2013.

“We generated strong financial results for the first half of 2013 as our operating revenues were in line with and operating cash flow exceeded our expectations. We have experienced higher than expected sales trends of recurring revenue services and continue to see a strong pipeline of sales opportunities.  Our cross-selling initiatives in our managed hosting segment are gaining traction and driving results,” said Glen F. Post III, chief executive officer and president.

(1)  Core revenues defined as Strategic revenues plus Legacy revenues (excludes Data Integration and Other revenues)

(2)  See attachments for non-GAAP reconciliations.

“We anticipate improvement in strategic revenue growth in the second half of this year; however, we expect the level of improvement to be slightly lower than the more aggressive growth originally anticipated,” said Post.

“We remain confident in our portfolio of communications and managed hosting products and services that position us as a leader in the industry. We expect to continue investing in our key growth initiatives which we believe will lead to strong financial results and enhanced shareholder value over time.

“As of August 6, 2013, we have repurchased a total of nearly 29 million shares of our outstanding common stock for approximately $1 billion, representing half of the $2 billion stock repurchase program we announced in mid-February. We expect to continue to opportunistically repurchase stock through the remainder of the authorized program,” Post concluded.

Second Quarter Highlights

•                  Generated free cash flow of $703 million, excluding special items and integration-related capital expenditures.

•                  Added 12,200 CenturyLink® PrismTM TV subscribers during second quarter, ending the quarter with more than 132,000 customers.

•                  Ended the quarter with 5.91(3) million high-speed Internet subscribers in service, a decline of approximately 8,400 subscribers in second quarter 2013 due to typical seasonality and weaker than expected indirect sales.

•                  Achieved good growth in strategic revenue from high-bandwidth data services.

•                  Generated solid data hosting new sales in second quarter 2013, with growing momentum in cross-sell initiatives; achieved solid sequential data hosting revenue growth in the quarter.

•                  Purchased and retired 12.8 million shares for $465 million during second quarter 2013.

Consolidated Second Quarter Financial Results

Operating revenues for second quarter 2013 were $4.53 billion compared to $4.61 billion in second quarter 2012. This decrease was driven by lower legacy services revenues primarily due to the impact of access line losses and lower access revenues, partially offset by increases in strategic revenues resulting primarily from increased business customer demand for high-bandwidth data services, colocation and managed hosting services and year-over-year growth in high-speed Internet and CenturyLink® PrismTM TV subscribers.

Operating expenses, excluding special items, decreased to $3.79 billion from $3.92 billion in second quarter 2012. The year-over-year decrease was primarily due to lower personnel-related costs, data integration and depreciation and amortization expenses, which were partially offset by higher colocation and managed hosting costs.

Operating cash flow (as defined in our attached supplemental schedules), excluding special items, decreased to $1.86 billion from $1.90 billion in second quarter 2012. This decrease was primarily the result of lower legacy revenues being partially offset by higher strategic revenues, higher data integration margins and lower personnel-related costs. For second quarter 2013,

(3)  Current and prior period subscriber counts have been adjusted to include approximately 3,000 high-speed Internet subscribers for our wholly-owned subsidiary, El Paso County Telephone, that had previously been excluded.

CenturyLink achieved an operating cash flow margin, excluding special items, of 41.1% versus 41.2% in second quarter 2012.

Adjusted Net Income and Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS)

Adjusted Net Income and Adjusted Diluted EPS exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of intangibles related to the Embarq, Qwest and Savvis acquisitions, and the non-cash after-tax impact to interest expense of the assignment of fair value to the outstanding debt assumed in connection with those acquisitions.

Excluding the items outlined above, CenturyLink’s Adjusted Net Income for second quarter 2013 was $417 million compared to Adjusted Net Income of $403 million in second quarter 2012. Second quarter 2013 Adjusted Diluted EPS was $0.69 compared to Adjusted Diluted EPS of $0.65 in the year-ago period. See the attached schedules for additional information.

GAAP Results — Second Quarter

Under generally accepted accounting principles (GAAP), net income for second quarter 2013 was $269 million compared to $74 million for second quarter 2012, and diluted earnings per share for second quarter 2013 was $0.44 compared to $0.12 for second quarter 2012. Second quarter 2013 net income and diluted earnings per share reflect the after-tax impact of severance, integration and retention costs associated with the Qwest and Savvis acquisitions, severance associated with expense reduction initiatives and a favorable federal income tax settlement, which netted to a $20 million gain ($0.03 per share) for the quarter. Second quarter 2012 net income and diluted earnings per share reflect the after-tax impact of a loss on the early retirement of debt, severance, integration and retention costs associated with the Qwest and Savvis acquisitions and severance associated with expense reduction initiatives, which amounted to a $144 million charge ($0.23 per share) on a net basis.

Consumer

The Consumer segment realized continued strategic revenue growth driven by year-over-year increased high-speed Internet and CenturyLink® PrismTM TV subscribers.

•                  Strategic revenues were $628 million in the quarter, a 6.4% increase over second quarter 2012.

•                  Generated $1.49 billion in total revenues, a decrease of 3.0% from second quarter 2012, reflecting the continued decline in legacy services tempered by the impact of Access Recovery Charges implemented effective July 1, 2012, in accordance with the CAF Order(4).

•                 Added 12,200 CenturyLink® PrismTM TV subscribers during second quarter 2013, reaching nearly 9% penetration of the 1.5 million addressable homes.

•                  Continued to experience solid CenturyLink® PrismTM TV subscriber growth in the newly launched Phoenix market. Completed commercial launch of the service to Colorado Springs, Colorado and soft launch to Omaha, Nebraska during second quarter.

Business

The Business segment achieved strong growth of high-bandwidth data services and continues to experience solid sales momentum.

(4)  Federal Communications Commission’s Connect America and Intercarrier Compensation Reform Order (the CAF Order) adopted on October 27, 2011

•                  Strategic revenues were $617 million in the quarter, a 4.6% increase over second quarter 2012, driven by strength in high-bandwidth offerings such as MPLS(5) and Ethernet services. Excluding the impact of low bandwidth services, the adjusted growth rate was approximately 10%.

•                  Generated $1.53 billion in total revenues, a 0.8% decline from second quarter 2012, as lower legacy services offset growth in high-bandwidth offerings.

•                  Favorable recurring sales trend with a healthy sales funnel.

Wholesale

The Wholesale segment continues to complete fiber builds to towers within our footprint, ending the quarter with nearly 16,700 fiber-connected towers.

•                  Strategic revenues of $572 million in the quarter decreased $3 million compared to second quarter 2012, as declines in copper-based revenue were partially offset by increases in wireless carrier bandwidth demand and Ethernet sales.

•                  Generated $910 million in total revenues, a decrease of 3.8% from second quarter 2012, reflecting the continued decline in legacy revenues, primarily driven by the implementation of access rate reductions effective July 1, 2012, in accordance with the CAF Order(4) and lower long distance and switched access minutes of use.

•                  Completed more than 1,150 fiber builds in second quarter 2013 and expect to complete a total of 4,000 to 5,000 fiber builds in full-year 2013.

Data Hosting

The Data Hosting segment grew managed hosting (including cloud) and colocation services revenue during the quarter as cross-selling initiatives began driving improving growth in sales opportunities.

•                 Operating revenues were $347 million in the quarter, a 7.4% increase from second quarter 2012.

•                  Colocation revenues were $145 million, a 2.1% increase from second quarter 2012, and managed hosting revenues were $134 million, representing a 21% increase over the same period a year ago. Managed hosting revenues include $15 million of revenues contributed by the Ciber global IT outsourcing, or ITO, assets acquired October 15, 2012.

•                  Completed acquisition of AppFog, a Platform-as-a-Service (PaaS) capability specifically tailored to software developers — adding to the already-extensive Savvis Cloud product catalog.

•                  Solid new sales during second quarter with strength in teamed sales of hosting products to network customers.

Guidance — Third Quarter 2013 and Full-Year 2013

Guidance for third quarter and full-year 2013 is outlined in the table below.

The Company expects third quarter 2013 operating cash flow and Adjusted Diluted EPS to decrease compared to second quarter 2013 primarily due to increased operating expenses related

(5)  Multiprotocol Label Switching

to our key growth initiatives and the normal seasonality of outside plant maintenance and utility costs.

For the full-year 2013, the Company has updated its guidance issued on May 8, 2013 to reflect year-to-date results as well as updated expectations for the remainder of the year. Guidance for full-year 2013 total operating revenues has been narrowed and lowered reflecting first half 2013 actual results, along with slower acceleration in data hosting revenues, a faster rate of decline in low bandwidth data services and the impact of lower universal service contribution rates than originally anticipated.

Beginning this quarter the Company is also providing guidance on its core revenues. Core revenues reflect the two largest contributors to operating revenues, which are Strategic revenues and Legacy revenues that are primarily recurring in nature. Core revenues exclude revenues from Data Integration (primarily customer premise equipment sales and related maintenance) and Other revenues (primarily universal service receipts).

Third Quarter 2013 (excl. special items)

Operating Revenues	$4.50 to $4.55 billion
Core Revenues	$4.09 to $4.14 billion
Operating Cash Flow	$1.79 to $1.83 billion
Adjusted Diluted EPS	$0.59 to $0.64

Full-Year 2013 (excl. special items)	5/8/13 Guidance	8/7/13 Guidance
Operating Revenues	$18.1 to $18.3 billion	$18.05 to $18.20 billion
Annual percent change in Operating Revenues	-0.5% to -1.5%	-1.0% to -1.8%
Core Revenues	Not provided	$16.4 to 16.5 billion
Annual percent change in Core Revenues	Not provided	-0.9% to -1.5%
Operating Cash Flow	$7.35 to $7.55 billion	$7.35 to $7.50 billion
Adjusted Diluted EPS	$2.60 to $2.75	$2.63 to $2.73
Capital Expenditures(6)	$2.8 to $3.0 billion	$2.9 to $3.0 billion
Free Cash Flow	$3.05 to $3.25 billion	$3.00 to $3.15 billion

All 2013 guidance figures and 2013 outlook statements included in this release (i) speak as of August 7, 2013 only, (ii) include the impact of the Ciber ITO assets acquired on October 15, 2012, (iii) exclude the impact of any share repurchases made after June 30, 2013 and (iv) exclude the effects of special items, future changes in regulation or accounting rules, integration expenses associated with the Qwest and Savvis acquisitions, any changes in expenses resulting from union contract renewals, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures or other similar business transactions. See “Forward Looking Statements” below. For

(6)  Excludes approximately $70 million of integration-related capital expenditures additional information on how we define certain of the terms used above, see the attached schedules.

Investor Call

As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, August 7, 2013. Interested parties can access the call by dialing 866-259-6033. The call will be accessible for replay through August 14, 2013, by calling 888-266-2081 and entering the access code 1617615. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through August 28, 2013.

Reconciliation to GAAP

This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described above will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

About CenturyLink

CenturyLink is the third largest telecommunications company in the United States and is recognized as a leader in the network services market by technology industry analyst firms. The Company is a global leader in cloud infrastructure and hosted IT solutions for enterprise customers. CenturyLink provides data, voice and managed services in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers for businesses and consumers. The company also offers advanced entertainment services under the CenturyLink® PrismTM TV and DIRECTV brands. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.

Forward Looking Statements

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, access charges, universal service, broadband deployment and net neutrality); our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix caused by our recent acquisitions; our ability to successfully integrate recently-acquired operations  into our incumbent operations, including the possibility that the anticipated benefits from our recent acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; our ability to use net operating loss carryovers of Qwest in projected amounts; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; any adverse developments in legal or regulatory proceedings involving us; our ability to pay common share dividends in accordance with past practices, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements or otherwise; the effects of adverse weather; other risks referenced from time to time in other of our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recent acquisitions are described in greater detail in Item 1A of our Form 10-Q for the quarter ended March 31, 2013, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to update any of our forward-looking statements for any reason.

CenturyLink, Inc.

CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED JUNE 30, 2013 AND 2012

(UNAUDITED)

(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended June 30, 2013				Three months ended June 30, 2012
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items

OPERATING REVENUES
Strategic	$2,164			2,164	2,078			2,078	4.1%	4.1%
Legacy	1,945			1,945	2,098			2,098	(7.3)%	(7.3)%
Data integration	167			167	170			170	(1.8)%	(1.8)%
Other	249			249	266			266	(6.4)%	(6.4)%
	4,525	—		4,525	4,612	—		4,612	(1.9)%	(1.9)%

OPERATING EXPENSES
Cost of services and products	1,873	4	(1)	1,869	1,912	9	(3)	1,903	(2.0)%	(1.8)%
Selling, general and administrative	814	16	(1)	798	835	26	(3)	809	(2.5)%	(1.4)%
Depreciation and amortization	1,123			1,123	1,208			1,208	(7.0)%	(7.0)%
	3,810	20		3,790	3,955	35		3,920	(3.7)%	(3.3)%

OPERATING INCOME	715	(20)		735	657	(35)		692	8.8%	6.2%

OTHER INCOME (EXPENSE)
Interest expense	(325)			(325)	(335)			(335)	(3.0)%	(3.0)%
Other income (expense)	4	—		4	(199)	(202	)(4)	3	(102.0)%	33.3%
Income tax expense	(125)	40	(2)	(165)	(49)	93	(5)	(142)	155.1%	16.2%

NET INCOME	$269	20		249	74	(144)		218	263.5%	14.2%

BASIC EARNINGS PER SHARE	$0.45	0.03		0.41	0.12	(0.23)		0.35	275.0%	17.1%
DILUTED EARNINGS PER SHARE	$0.44	0.03		0.41	0.12	(0.23)		0.35	266.7%	17.1%

AVERAGE SHARES OUTSTANDING
Basic	604,302			604,302	619,887			619,887	(2.5)%	(2.5)%
Diluted	605,602			605,602	621,839			621,839	(2.6)%	(2.6)%

DIVIDENDS PER COMMON SHARE	$0.540			0.540	0.725			0.725	(25.5)%	(25.5)%

SPECIAL ITEMS

(1) -

Includes severance costs associated with recent headcount reductions ($4 million), integration, severance and retention costs associated with our acquisition of Qwest ($11 million), integration, severance, retention costs associated with our acquisition of Savvis ($4 million) and an accounting adjustment ($1 million).

(2) -	Income tax expense of Item (1) and a favorable federal income tax settlement ($33 million).
(3) -

Includes severance costs associated with reduction in force initiatives ($23 million), integration, severance and retention costs associated with our acquisition of Qwest ($10 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($2 million).

(4) -	Loss associated with early retirement of debt.
(5) -	Income tax benefit of Items (3) and (4).

CenturyLink, Inc.

CONSOLIDATED STATEMENTS OF INCOME

SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(UNAUDITED)

(Dollars in millions, except per share amounts; shares in thousands)

	Six months ended June 30, 2013				Six months ended June 30, 2012
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items

OPERATING REVENUES
Strategic	$4,306			4,306	4,136			4,136	4.1%	4.1%
Legacy	3,919			3,919	4,239			4,239	(7.5)%	(7.5)%
Data integration	307			307	315			315	(2.5)%	(2.5)%
Other	506			506	532			532	(4.9)%	(4.9)%
	9,038	—		9,038	9,222	—		9,222	(2.0)%	(2.0)%

OPERATING EXPENSES
Cost of services and products	3,669	6	(1)	3,663	3,789	21	(4)	3,768	(3.2)%	(2.8)%
Selling, general and administrative	1,632	48	(1)	1,584	1,706	96	(4)	1,610	(4.3)%	(1.6)%
Depreciation and amortization	2,240			2,240	2,416			2,416	(7.3)%	(7.3)%
	7,541	54		7,487	7,911	117		7,794	(4.7)%	(3.9)%

OPERATING INCOME	1,497	(54)		1,551	1,311	(117)		1,428	14.2%	8.6%

OTHER INCOME (EXPENSE)
Interest expense	(641)			(641)	(678)			(678)	(5.5)%	(5.5)%
Other income (expense)	43	37	(2)	6	(179)	(189	)(5)	10	(124.0)%	(40.0)%
Income tax expense	(332)	32	(3)	(364)	(180)	119	(6)	(299)	84.4%	21.7%

NET INCOME	$567	15		552	274	(187)		461	106.9%	19.7%

BASIC EARNINGS PER SHARE	$0.93	0.02		0.90	0.44	(0.30)		0.74	111.4%	21.6%
DILUTED EARNINGS PER SHARE	$0.92	0.02		0.90	0.44	(0.30)		0.74	109.1%	21.6%

AVERAGE SHARES OUTSTANDING
Basic	611,862			611,862	619,048			619,048	(1.2)%	(1.2)%
Diluted	613,338			613,338	621,095			621,095	(1.2)%	(1.2)%

DIVIDENDS PER COMMON SHARE	$1.08			1.08	1.45			1.45	(25.5)%	(25.5)%

SPECIAL ITEMS

(1) -       Includes severance costs associated with recent headcount reductions ($11 million), integration, severance and retention costs associated with our acquisition of Qwest ($18 million), integration, severance, retention costs associated with our acquisition of Savvis ($7 million) and an accounting adjustment ($18 million).

(2) -       Gain on the sale of a non-operating investment ($32 million) and settlements of other non-operating issues ($5 million).

(3) -       Income tax expense of Items (1) and (2) and a favorable federal income tax settlement ($33 million).

(4) -       Includes severance costs associated with reduction in force initiatives ($66 million), integration, severance and retention costs associated with our acquisition of Qwest ($46 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($5 million).

(5) -       Net loss associated with early retirement of debt ($194 million) and gain on the sale of investment securities ($5 million).

(6) -      Income tax benefit of Items (4) and (5).

CenturyLink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2013 AND DECEMBER 31, 2012

(UNAUDITED)

(Dollars in millions)

	June 30,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$214	211
Other current assets	3,434	3,402
Total current assets	3,648	3,613

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	33,204	32,086
Accumulated depreciation	(14,427)	(13,054)
Net property, plant and equipment	18,777	19,032

GOODWILL AND OTHER ASSETS
Goodwill	21,744	21,732
Other, net	9,085	9,643
Total goodwill and other assets	30,829	31,375

TOTAL ASSETS	$53,254	54,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$302	1,205
Other current liabilities	3,446	3,390
Total current liabilities	3,748	4,595

LONG-TERM DEBT	20,283	19,400
DEFERRED CREDITS AND OTHER LIABILITIES	10,823	10,736
STOCKHOLDERS’ EQUITY	18,400	19,289

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,254	54,020

 CenturyLink, Inc.

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 SIX MONTHS ENDED JUNE 30, 2013 AND 2012

 (UNAUDITED)

 (Dollars in millions)

	Six months	Six months
	ended	ended
	June 30, 2013	June 30, 2012

OPERATING ACTIVITIES
Net income	$567	274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,240	2,416
Deferred income taxes	307	137
Provision for uncollectible accounts	65	103
Gain on intangible assets	(32)	—
Net loss on early retirement of debt	—	194
Changes in current assets and current liabilities, net	(99)	(188)
Retirement benefits	(220)	(163)
Changes in other noncurrent assets and liabilities	48	53
Other, net	(20)	(27)
Net cash provided by operating activities	2,856	2,799

INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(1,410)	(1,305)
Proceeds from sale of intangible assets	75	133
Other, net	23	(3)
Net cash used in investing activities	(1,312)	(1,175)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,740	3,361
Payments of long-term debt	(1,018)	(3,630)
Early retirement of debt costs	—	(324)
Net borrowings (payments) on credit facility	(775)	(27)
Dividends paid	(661)	(905)
Net proceeds from issuance of common stock	40	65
Repurchase of common stock	(867)	(20)
Other, net	—	7
Net cash used in financing activities	(1,541)	(1,473)

Effect of exchange rate changes on cash and cash equivalents	—	2

Net increase in cash and cash equivalents	3	153
Cash and cash equivalents at beginning of period	211	128

Cash and cash equivalents at end of period	$214	281

CenturyLink, Inc.

SELECTED SEGMENT FINANCIAL INFORMATION

THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(UNAUDITED)

(Dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Total segment revenues	$4,276	4,346	8,532	8,690
Total segment expenses	2,062	2,063	4,007	4,083
Total segment income	$2,214	2,283	4,525	4,607
Total segment income margin (segment income divided by segment revenues)	51.8%	52.5%	53.0%	53.0%

Consumer
Revenues
Strategic services	$628	590	1,248	1,178
Legacy services	865	947	1,754	1,921
Data integration	1	3	3	5
	$1,494	1,540	3,005	3,104
Expenses
Direct	$435	444	848	889
Allocated	116	124	229	246
	$551	568	1,077	1,135

Segment income	$943	972	1,928	1,969
Segment income margin	63.1%	63.1%	64.2%	63.4%

Business
Revenues
Strategic services	$617	590	1,232	1,168
Legacy services	742	780	1,493	1,567
Data integration	166	167	304	310
	$1,525	1,537	3,029	3,045
Expenses
Direct	$829	829	1,607	1,628
Allocated	108	114	211	225
	$937	943	1,818	1,853

Segment income	$588	594	1,211	1,192
Segment income margin	38.6%	38.6%	40.0%	39.1%

Wholesale
Revenues
Strategic services	$572	575	1,145	1,157
Legacy services	338	371	672	751
	$910	946	1,817	1,908
Expenses
Direct	$49	45	79	93
Allocated	252	268	496	532
	$301	313	575	625

Segment income	$609	633	1,242	1,283
Segment income margin	66.9%	66.9%	68.4%	67.2%

Data Hosting
Revenues
Strategic services	$347	323	681	633
	$347	323	681	633
Expenses
Direct	$274	241	540	473
Allocated	(1)	(2)	(3)	(3)
	$273	239	537	470

Segment income	$74	84	144	163
Segment income margin	21.3%	26.0%	21.1%	25.8%

During the first quarter of 2013, we reorganized our operating segments in order to strengthen our focus on the business market while continuing our commitment to our wholesale, hosting and consumer customers.  We also revised our methodology for how we allocate our expenses to our segments to better align segment expenses with related revenues.  We have restated prior periods to reflect the reorganization and the change in our allocation methodology.

CenturyLink, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in millions)

	Three months ended June 30, 2013				Three months ended June 30, 2012
				As adjusted				As adjusted
		Less		excluding		Less		excluding
	As	special		special	As	special		special
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$715	(20	)(1)	735	657	(35	)(2)	692
Add: Depreciation and amortization	1,123	—		1,123	1,208	—		1,208
Operating cash flow	$1,838	(20)		1,858	1,865	(35)		1,900

Revenues	$4,525	—		4,525	4,612	—		4,612

Operating income margin (operating income divided by revenues)	15.8%			16.2%	14.2%			15.0%

Operating cash flow margin (operating cash flow divided by revenues)	40.6%			41.1%	40.4%			41.2%

Free cash flow
Operating cash flow				$1,858				1,900
Less: Cash paid for income taxes				(38)				(30)
Less: Cash paid for interest, net of amounts capitalized				(382)				(485)
Less: Capital expenditures (3)				(739)				(609)
Add: Other income				4				3
Free cash flow (4)				$703				779

SPECIAL ITEMS

(1) -   Includes severance costs associated with recent headcount reductions ($4 million), integration, severance and retention costs associated with our acquisition of Qwest ($11 million), integration, severance, retention costs associated with our acquisition of Savvis ($4 million) and an accounting adjustment ($1 million).

(2) -   Includes severance costs associated with reduction in force initiatives ($23 million), integration, severance and retention costs associated with our acquisition of Qwest ($10 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($2 million).

(3) -   Excludes $8 million in second quarter 2013 and $18 million in second quarter 2012 of capital expenditures related to the integration of Embarq, Qwest and Savvis.

(4) - Excludes special items identified in items (1) and (2).

CenturyLink, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in millions)

	Six months ended June 30, 2013				Six months ended June 30, 2012
				As adjusted				As adjusted
		Less		excluding		Less		excluding
	As	special		special	As	special		special
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$1,497	(54	)(1)	1,551	1,311	(117	)(2)	1,428
Add: Depreciation and amortization	2,240	—		2,240	2,416	—		2,416
Operating cash flow	$3,737	(54)		3,791	3,727	(117)		3,844

Revenues	$9,038	—		9,038	9,222	—		9,222

Operating income margin (operating income divided by revenues)	16.6%			17.2%	14.2%			15.5%

Operating cash flow margin (operating cash flow divided by revenues)	41.3%			41.9%	40.4%			41.7%

Free cash flow
Operating cash flow				$3,791				3,844
Less: Cash paid for income taxes				(46)				(31)
Less: Cash paid for interest, net of amounts capitalized				(647)				(729)
Less: Capital expenditures (3)				(1,395)				(1,277)
Add: Other income				4				10
Free cash flow (4)				$1,707				1,817

SPECIAL ITEMS

(1) -   Includes severance costs associated with recent headcount reductions ($11 million), integration, severance and retention costs associated with our acquisition of Qwest ($18 million), integration, severance, retention costs associated with our acquisition of Savvis ($7 million) and an accounting adjustment ($18 million).

(2) -   Includes severance costs associated with reduction in force initiatives ($66 million), integration, severance and retention costs associated with our acquisition of Qwest ($46 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($5 million).

(3) -   Excludes $15 million in second quarter 2013 and $28 million in second quarter 2012 of capital expenditures related to the integration of Embarq, Qwest and Savvis.

(4) -   Excludes special items identified in items (1) and (2) and does not reflect the impact of pension contributions of $147 million for the six months ended June 30, 2013.

CenturyLink, Inc.

OPERATING METRICS

(UNAUDITED)

(In thousands)

	As of	As of	As of
	June 30, 2013	March 31, 2013*	June 30, 2012*
Broadband subscribers	5,909	5,917	5,766
Access lines	13,331	13,561	14,149

* The prior period numbers have been adjusted to include the operational metrics of our wholly owned subsidiary, El Paso County Telephone Company, which had been previously excluded.  The increase (in thousands) related to broadband subscribers and access lines attributable to El Paso County Telephone Company’s inclusion is approximately 3 and 4, respectively for each of the prior periods shown.

CenturyLink, Inc.

 SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS

 THREE MONTHS ENDED JUNE 30, 2013 AND 2012 AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

 (UNAUDITED)

 (Dollars in millions, except per share amounts)

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(excluding	(excluding	(excluding	(excluding
	special items)	special items)	special items)	special items)

Net income *	$249	218	552	461

Add back:
Amortization of customer base intangibles:
Qwest	230	244	464	488
Embarq	34	39	68	78
Savvis	15	14	30	29

Amortization of trademark intangibles:
Qwest	11	16	23	34
Savvis	2	3	4	5

Amortization of fair value adjustment of long-term debt:
Embarq	1	1	2	2
Qwest	(17)	(20)	(34)	(48)

Subtotal	276	297	557	588
Tax effect of above items	(108)	(112)	(217)	(223)
Net adjustment, after taxes	$168	185	340	365

Net income, as adjusted for above items	$417	403	892	826

Weighted average diluted shares outstanding	605.6	621.8	613.3	621.1

Diluted EPS (excluding special items)	$0.41	0.35	0.90	0.74

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.69	0.65	1.46	1.33

The above schedule presents adjusted net income and adjusted earnings per share (both excluding special items) by adding back to net income and earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our recent acquisitions.  Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*See preceding schedules for a summary description of the impact of excluded special items.